SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 _____________________________ FORM T-1 STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE _____________________________ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2) Delaware Trust Company (Exact name of trustee as specified in its charter) Delaware 51-0011500 (Jurisdiction of incorporation or organization if not a U.S. national bank) (I.R.S. Employer Identification No.) 251 Little Falls Drive Wilmington, Delaware 19808 (Address of principal executive offices) (Zip code) Corporation Service Company 251 Little Falls Drive Wilmington, Delaware (800) 927-9801 (Name, address and telephone number of agent for service) _____________________________ Air T, Inc. (Exact name of obligor as specified in its charter) Delaware 52-1206400 (State or other jurisdiction of incorporation of organization) (I.R.S. Employer Identification No.) 5930 Balsom Ridge Drive Denver, North Carolina 28037 (Address of principal executive offices) _____________________________ Alpha Income Preferred Securities (Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee: (a) Name and address of each examining or supervising authority to which it is subject. Office of the State Banking Commissioner State of Delaware 555 East Loockerman Street Dover, DE 19901 (b) Whether it is authorized to exercise corporate trust powers. The trustee is authorized to exercise corporate trust powers. Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation. None with respect to the trustee. Items 3-14. No responses are included for Items 3–14 because the obligor is not in default as provided under Item 13. Item 15. Foreign Trustee. Not applicable. Item 16. List of Exhibits List below all exhibits filed as a part of this Statement of Eligibility. Exhibit 1. A copy of the Articles of Association of the trustee now in effect as contained in the Certificate of Incorporation. * Exhibit 2. A copy of the Certificate of Incorporation. * Exhibit 3. See Exhibit 2. Exhibit 4. A copy of by-laws of the trustee as now in effect. * Exhibit 5. Not applicable. Exhibit 6. The consent of the trustee required by Section 321(b) of the Act. Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority. Exhibit 8. Not applicable. Exhibit 9. Not applicable.

* Incorporated by reference to Exhibit 25.1 to the registration statement on S-1, Registration Number 333-225797 filed on June 21, 2018. Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Delaware Trust Company, a non-depository trust company and corporation duly organized and existing under the laws of Delaware, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 11th Day of July, 2023 DELAWARE TRUST COMPANY /s/Gregory Daniels Name: Gregory Daniels Title: Assistant Vice President EXHIBIT 6

July 11, 2023 Securities and Exchange Commission Washington, D.C. 20549 Gentlemen: In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor. Very truly yours, DELAWARE TRUST COMPANY /s/ Gregory Daniels Name: Gregory Daniels Title: Assistant Vice President EXHIBIT 7

Report of Condition of Delaware Trust Company of 251 Little Falls Drive, Wilmington, Delaware 19808 at the close of business March 31, 2023, filed in accordance with 5 Del. Laws, c.9, §904 Dollar Amounts In Thousands ASSETS Cash and balances due from depository institutions: Noninterest-bearing balances and currency and coin Interest-bearing balances 6,782 Securities: Held-to-maturity securities Available-for-sale securities Federal funds sold and securities purchased under agreements to resell: Federal funds sold in domestic offices Securities purchased under agreements to resell Loans and lease financing receivables: Loans and leases held for sale Loans and leases, net of unearned income LESS: Allowance for loan and lease losses Loans and leases, net of unearned income and allowance 0 Trading Assets Premises and fixed assets (including capitalized leases) 191 Other real estate owned Investments in unconsolidated subsidiaries and associated companies Direct and indirect investments in real estate ventures Intangible assets Goodwill Other intangible assets 1,121 Other assets 110,816 Total assets 118,910 Dollar Amounts In Thousands LIABILITIES Deposits: In domestic offices Noninterest-bearing Interest-bearing In foreign offices, Edge and Agreement subsidiaries, and IBFs Noninterest-bearing Interest-bearing Federal funds purchased and securities sold under agreements to repurchase: Federal funds purchased in domestic offices Securities sold under agreements to repurchase

Trading liabilities Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) Subordinated notes and debentures Other liabilities 3,059 Total liabilities 3,059 EQUITY CAPITAL Perpetual preferred stock and related surplus Common stock 500 Surplus (exclude all surplus related to preferred stock) 105,803 Retained earnings 9,548 Accumulated other comprehensive income Other equity capital components Total institution equity capital 115,851 Noncontrolling (minority) interests in consolidated subsidiaries Total equity capital 115,851 Total liabilities, and equity capital 118,910 I, Amanda Albert, Controller of the above-named State Non-Depository Trust Company, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate State regulatory authority and is true to the best of my knowledge and belief. /s/ Amanda Albert Amanda Albert CFO We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate State regulatory authority and is true and correct. /s/ Rodman Ward /s/ John Hebert Rodman Ward John Hebert